Exhibit 99.1

LIQUIDITY SERVICES, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2012 FINANCIAL RESULTS

– First quarter record revenue of $106.0 million up 35% – Record Gross Merchandise Volume (GMV) of $179.2 million up
41% - Record Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $22.7 million up
105% – Record Adjusted EPS of $0.37 up 118%

WASHINGTON – February 1, 2012 - Liquidity Services, Inc. (NASDAQ: LQDT; www.liquidityservicesinc.com) today reported its financial results for its first quarter of fiscal year 2012 (Q1-12) ended December 31, 2011.  Liquidity Services, Inc. provides business and government clients and buying customers transparent, innovative and effective online marketplaces and integrated services for surplus assets.

Liquidity Services, Inc. (LSI or the Company) reported consolidated Q1-12 record revenue of $106.0 million, an increase of approximately 35% from the prior year’s comparable period.  Adjusted EBITDA, which excludes stock based compensation and acquisition costs, for Q1-12 was a record $22.7 million, an increase of approximately 105% from the prior year’s comparable period.  Q1-12 GMV, the total sales volume of all merchandise sold through the Company’s marketplaces, was a record $179.2 million, an increase of approximately 41% from the prior year’s comparable period.

Net income in Q1-12 was $9.1 million or $0.28 diluted earnings per share.  Adjusted net income, which excludes stock based compensation, acquisition costs and amortization of contract-related intangible assets associated with the Jacobs Trading acquisition – net of tax, in Q1-12 was $11.9 million or $0.37 diluted earnings per share based on 32.4 million fully diluted shares outstanding, an increase of approximately 146% and 118%, respectively, from the prior year’s comparable period.

Q1-12 operating cash flow was $12.2 million, an increase of approximately 80% from the prior year’s comparable period.

“LSI reported record results for GMV, Adjusted EBITDA and Adjusted EPS in Q1-12 all of which exceeded our guidance range. Record GMV results were driven by growth in the volume of capital assets sales across our commercial and government clients and benefited from improved merchandising, penetration of existing clients and expanding market share. Our consistent execution has enabled Liquidity Services to become the trusted provider of choice in our industry with over 50 Fortune 500 corporations, over 4,000 federal, state and local government agencies and over 1.6 million registered buyers utilizing our marketplace. Our progress has generated strong financial results for our shareholders, exemplified by our adjusted EBITDA of $64.3 million and operating cash flow of $44.0 million over the last 12 months. By continuing to invest in growing our e-commerce business we intend to capture a significant share of large, highly fragmented markets, both in the commercial and public sector, while having a positive impact on our clients’ financial and environmental sustainability initiatives,” said Bill Angrick, Chairman and CEO of LSI.

“Our recent acquisition of Jacobs Trading has further enhanced our position as the leading reverse supply chain solution for large retailers and their suppliers,” said Mr. Angrick.  “Our integration of Jacobs Trading is proceeding as planned, with our teams working well together to maintain the highest service levels while identifying  numerous exciting opportunities to create value for our buyers and clients.”

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Business Outlook

While economic conditions have improved, our overall outlook remains cautious due to the volatility in the macro environment and its potential impact on the retail supply chain and GDP growth.  Additionally, during fiscal year 2012 we expect to fund major upgrades in our technology infrastructure to support further integration of our existing businesses and online marketplaces, including the integration of Truckcenter.com and Jacobs Trading.  In the longer term, we expect our business to continue to benefit from the following trends: (i) as consumers trade down and seek greater value, we anticipate stronger buyer demand for the surplus merchandise sold in our marketplaces, (ii) as corporations and public sector agencies focus on reducing costs, improving transparency and working capital flows by outsourcing reverse supply chain activities, we expect our seller base to increase, and (iii) as corporations and public sector agencies increasingly prefer service providers with a proven track record, innovative technology solutions and demonstrated financial strength, we expect our seller base to increase.  As we improve operating efficiencies and service levels, we expect our competitive position to strengthen.

The following forward-looking statements reflect trends and assumptions for the next quarter and FY 2012:

(i)	stable commodity prices in our scrap business;
(ii)	stable average sales prices realized in our capital assets marketplaces;
(iii)	continued pricing pressure from buyers in selected categories of our retail goods marketplaces resulting in lower than optimal margins;
(iv)	an effective income tax rate of 42%; and
(v)	improved operations and service levels in our retail goods marketplaces.

Our results may also be materially affected by changes in business trends and our operating environment, and by other factors, such as, investments in infrastructure and value-added services to support new business in both commercial and public sector markets.

Our Scrap Contract with the Department of Defense (DoD) includes an incentive feature, which can increase the amount of profit sharing distribution we receive from 23% up to 25%.  Payments under this incentive feature are based on the amount of scrap we sell for the DoD to small businesses during the preceding 12 months as of June 30th of each year.  We are eligible to receive this incentive in each year of the term of the Scrap Contract and have assumed for purposes of providing guidance regarding our projected financial results for fiscal year 2012 that we will again receive this incentive payment.

GMV – We expect GMV for fiscal year 2012 to range from $700 million to $740 million, which is an increase from our previous guidance range of $690 million to $730 million.  We expect GMV for Q2-12 to range from $165 million to $175 million.

Adjusted EBITDA – We expect Adjusted EBITDA for fiscal year 2012 to range from $83 million to $87 million, which is an increase from our previous guidance range of $78 million to $82 million.  We expect Adjusted EBITDA for Q2-12 to range from $18.5 million to $20.5 million.

Adjusted Diluted EPS – We estimate Adjusted Earnings Per Diluted Share for fiscal year 2012 to range from $1.32 to $1.38, which is an increase from our previous guidance range of $1.26 to $1.32 million.  In Q2-12, we estimate Adjusted Earnings Per Diluted Share to be $0.28 to $0.32.  This guidance assumes that we have an average fully diluted number of shares outstanding for the year of 33.4 million, and that we will not repurchase shares with the approximately $18.1 million yet to be expended under the share repurchase program.

Our guidance adjusts EBITDA and Diluted EPS for acquisition costs including transaction costs and amortization of contract intangible assets of $33.3 million from our acquisition of Jacobs Trading, and for the effects of FAS 123(R), which we estimate to be approximately $2.3 million to $2.5 million per quarter for fiscal year 2012.  These stock based compensation costs are consistent with fiscal year 2011.

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Key Q1-12 Operating Metrics

Registered Buyers — At the end of Q1-12, registered buyers totaled approximately 1,641,000, representing a 12% increase over the approximately 1,461,000 registered buyers at the end of Q1-11.

Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), decreased to approximately 438,000 in Q1-12, an approximately 12% decrease over the approximately 500,000 auction participants in Q1-11, as a result of fewer transactions (see completed transactions below).

Completed Transactions — Completed transactions decreased to approximately 107,000, an approximately 14% decrease for Q1-12 from the approximately 124,000 completed transactions in Q1-11, as a result of an increase in average transaction size of approximately 64% from $1,023 in Q1-11 to $1,681 in Q1-12 due to our lotting and merchandising strategies.

GMV and Revenue Mix — GMV continues to diversify due to the continued growth in our U.S. commercial business and state and local government business (the GovDeals.com marketplace).  As a result, the percentage of GMV derived from our DoD Contracts during Q1-12 decreased to 28.2% compared to 33.1% in the prior year period.  The table below summarizes GMV and revenue by pricing model.  The purchase model revenue mix has increased, as a result of the Jacobs Trading acquisition.

GMV Mix

	Q1-12	Q1-11
Profit-Sharing Model:
Scrap Contract	11.8%	14.1%
Total Profit Sharing	11.8%	14.1%
Consignment Model:
GovDeals	13.9%	16.9%
Commercial — US	31.5%	26.6%
Total Consignment	45.4%	43.5%
Purchase Model:
Commercial — US	26.4%	21.0%
Surplus Contract	16.4%	19.0%
Commercial — International	—	1.4%
Total Purchase	42.8%	41.4%

Other	—	1.0%
Total	100.0%	100.0%

Revenue Mix

	Q1-12	Q1-11
Profit-Sharing Model:
Scrap Contract	20.0%	22.7%
Total Profit Sharing	20.0%	22.7%
Consignment Model:
GovDeals	2.3%	2.5%
Commercial - US	7.0%	6.3%
Total Consignment	9.3%	8.8%
Purchase Model:
Commercial — US	44.6%	33.9%
Surplus Contract	26.1%	30.6%
Commercial — International	—	2.3%
Total Purchase	70.7%	66.8%

Other	—	1.7%
Total	100.0%	100.0%

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Liquidity Services, Inc.

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA.  EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus interest expense and other expense, net; provision for income taxes; amortization of contract intangibles; and depreciation and amortization. Our definition of Adjusted EBITDA differs from EBITDA because we further adjust EBITDA for stock based compensation expense, and acquisition costs.  Adjusted EBITDA for the three months ended December 31, 2010 includes the operating losses generated by our UK operations, which were closed down as of September 30, 2011.

	Three Months Ended December 31,
	2011	2010
	(In thousands)
	(Unaudited)
Net income	$9,126	$1,383
Interest expense and other expense, net	525	21
Provision for income taxes	6,609	1,383
Amortization of contract intangibles	2,020	203
Depreciation and amortization	1,526	1,190

EBITDA	19,806	4,180
Stock compensation expense	2,625	2,216
Acquisition costs	318	4,695

Adjusted EBITDA	$22,749	$11,091

Adjusted Net Income and Adjusted Basic and Diluted Earnings Per Share.  Adjusted net income is a supplemental non-GAAP financial measure and is equal to net income plus tax effected stock compensation expense, amortization of contract-related intangible assets associated with the Jacobs Trading acquisition and acquisition costs.  Adjusted basic and diluted earnings per share are determined using Adjusted Net Income.  Adjusted net income for the three months ended December 31, 2010 includes the operating losses generated by our UK operations, which were closed down as of September 30, 2011.

	Three Months Ended December 31,
	2011	2010
	(Dollars in thousands, except per share data)
	(Unaudited)
Net income	$9,126	$1,383
Stock compensation expense (net of tax)	1,523	1,108
Amortization of contract intangibles (net of tax)	1,054	—
Acquisition costs (net of tax)	184	2,348

Adjusted net income	$11,887	$4,839

Adjusted basic earnings per common share	$0.39	$0.18

Adjusted diluted earnings per common share	$0.37	$0.17

Basic weighted average shares outstanding	30,393,309	27,207,288

Diluted weighted average shares outstanding	32,382,518	28,291,022

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Conference Call

The Company will host a conference call to discuss the fiscal first quarter 2012 results at 10:30 a.m. Eastern Time today.  Investors and other interested parties may access the teleconference by dialing 800-901-5218 or 617-786-4511 and providing the participant pass code 42925668. A live web cast of the conference call will be provided on the Company’s investor relations website at http://www.liquidityservicesinc.com.  A replay of the web cast will be available on the Company’s website for 30 calendar days ending March 1, 2012 at 11:59 p.m. ET.  An audio replay of the teleconference will also be available until March 1, 2012 at 11:59 p.m. ET.  To listen to the replay, dial 888-286-8010 or 617-801-6888 and provide pass code 12091567.  Both replays will be available starting at 12:30 p.m. today.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of certain components of financial performance.  These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share.  These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future.  We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures.  In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting.  These measures should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of customer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors.  In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting.  This data should be considered in addition to financial information prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results.

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Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook and expected future effective tax rates.  You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document.  Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others, our dependence on our contracts with the DoD and Walmart for a significant portion of our revenue and profitability; our ability to successfully expand the supply of merchandise available for sale on our online marketplaces; our ability to attract and retain active professional buyers to purchase this merchandise; the timing and success of upgrades to our technology infrastructure; our ability to successfully complete the integration of any acquired companies, including Jacobs Trading and Truckcenter.com, into our existing operations; and our ability to recognize any expected tax benefits as a result of closing our U.K. operations.  There may be other factors of which we are currently unaware or deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About LSI

Liquidity Services, Inc. (NASDAQ:LQDT) and its subsidiaries enable retailers, industrial corporations and government agencies to market and sell surplus assets quickly and conveniently using online marketplaces and value-added services. The Company, a member of the S&P SmallCap 600 Index, operates multiple global e-commerce marketplaces for surplus and salvage assets across the retail supply chain (Liquidation.com), government (GovLiquidation.com, GovDeals.com) and industrial capital assets (NetworkIntl.com) sectors. Liquidity Services is based in Washington, D.C. and has approximately 735 employees. Additional information can be found at: www.liquidityservicesinc.com.

Contact:

Julie Davis

Director, Investor Relations

202.467.6868 ext. 2234

julie.davis@liquidityservicesinc.com

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Liquidity Services, Inc. and Subsidiaries
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31,	September 30,
	2011	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,799	$128,984
Accounts receivable, net of allowance for doubtful accounts of $816 and $514 at December 31, 2011 and September 30, 2011, respectively	9,279	6,049
Inventory	24,412	15,065
Prepaid expenses, deferred taxes and other current assets	19,124	20,878
Current assets of discontinued operations	203	277
Total current assets	121,817	171,253
Property and equipment, net	7,861	7,042
Intangible assets, net	36,377	2,993
Goodwill	150,768	40,549
Other assets	5,958	5,970
Total assets	$322,781	$227,807
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,192	$8,590
Accrued expenses and other current liabilities	22,040	23,411
Profit-sharing distributions payable	6,308	7,267
Current portion of acquisition earn out payables	7,313	5,410
Customer payables	16,810	12,728
Current portion of note payable	8,500	—
Current liabilities of discontinued operations	694	2,160
Total current liabilities	70,857	59,566
Acquisition earn out payables	11,023	4,741
Note payable, net of current portion	32,000
Deferred taxes and other long-term liabilities	2,298	2,087
Total liabilities	116,178	66,394
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 30,568,951 shares issued and outstanding at December 31, 2011; 31,192,608 shares issued and 29,030,552 shares outstanding at September 30, 2011	30	29
Additional paid-in capital	139,064	124,886
Treasury stock, at cost	—	(21,884)
Accumulated other comprehensive income	53	52
Retained earnings	67,456	58,330
Total stockholders’ equity	206,603	161,413
Total liabilities and stockholders’ equity	$322,781	$227,807

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Liquidity Services, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,
	2011	2010

Revenue from continuing operations	$106,031	$75,450
Costs and expenses from continuing operations:
Cost of goods sold (excluding amortization)	43,285	30,854
Profit-sharing distributions	12,487	10,326
Technology and operations	15,783	12,491
Sales and marketing	6,535	5,767
General and administrative	7,817	6,295
Amortization of contract intangibles	2,020	203
Depreciation and amortization	1,526	1,046
Acquisition costs	318	4,695

Total costs and expenses	89,771	71,677

Income from continuing operations	16,260	3,773
Interest expense and other expense, net	(525)	(243)

Income before provision for income taxes from continuing operations	15,735	3,530
Provision for income taxes	(6,609)	(1,383)
Income from continuing operations	9,126	2,147
Loss from discontinued operations, net of tax	—	(764)
Net income	$9,126	$1,383

Basic earnings (loss) per common share:
From continuing operations	$0.30	$0.08
From discontinued operations	—	(0.03)
Basic earnings per common share	$0.30	$0.05
Diluted earnings (loss) per common share:
From continuing operations	$0.28	$0.08
From discontinued operations	—	(0.03)
Diluted earnings per common share	$0.28	$0.05

Basic weighted average shares outstanding	30,393,309	27,207,288
Diluted weighted average shares outstanding	32,382,518	28,291,022

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Liquidity Services, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In Thousands)

	Three Months Ended December 31,
	2011	2010
Operating activities
Net income	$9,126	$1,383
Less: Discontinued operations, net of tax	—	(764)

Income from continuing operations	9,126	2,147
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation and amortization	3,546	1,249
Stock compensation expense	2,625	2,216
Provision for inventory allowance	(47)	(167)
Provision (benefit) for doubtful accounts	(211)	31
Changes in operating assets and liabilities:
Accounts receivable	1,691	(317)
Inventory	(3,241)	(1,301)
Prepaid expenses and other assets	1,886	(407)
Accounts payable	(2,628)	(153)
Accrued expenses and other	(4,472)	(3,980)
Profit-sharing distributions payable	(959)	775
Customer payables	4,082	2,691
Acquisition earn out payables	—	4,695
Other liabilities	711	(67)
Net cash provided by operating activities from continuing operations	12,109	7,412
Net cash provided by (used in) operating activities from discontinued operations	80	(631)
Net cash provided by operating activities	12,189	6,781
Investing activities
Purchases of short-term investments	—	(6,131)
Proceeds from the sale of short-term investments	—	6,575
Increase in goodwill and intangibles and cash paid for acquisitions	(80,018)	(21)
Purchases of property and equipment	(1,176)	(2,002)
Net cash used in investing activities	(81,194)	(1,579)
Financing activities
Repurchases of common stock	—	(3,541)
Proceeds from exercise of common stock options (net of tax)	4,010	2,396
Incremental tax benefit from exercise of common stock options	4,889	1,264
Net cash provided by financing activities	8,899	119
Effect of exchange rate differences on cash and cash equivalents	1	(174)
Net (decrease) increase in cash and cash equivalents	(60,105)	5,147
Cash and cash equivalents at beginning of period	129,089	43,378
Less: Cash and cash equivalents of discontinued operations at end of period	185	213
Cash and cash equivalents at end of period	$68,799	$48,312
Supplemental disclosure of cash flow information
Cash paid for income taxes	$79	$567
Cash paid for interest	9	10
Note payable issued in connection with acquisition	40,000	—
Contingent purchase price accrued	8,185	4,695